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                                                                     EXHIBIT 4.2

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                                       TO

                            -------------------------

                                   AS TRUSTEE

                            -------------------------

                                    INDENTURE

                       Dated as of _____________ __, 200_

                            -------------------------

                           SUBORDINATED DEBT SECURITIES

                            -------------------------

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                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

         RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                 INDENTURE, DATED AS OF _______________ __, 20__

TRUST INDENTURE                                                     INDENTURE
  ACT SECTION                                                        SECTION
Section 310 (a)(1)      .................................      6.09
            (a)(2)      .................................      6.09
            (a)(3)      .................................      Not Applicable
            (a)(4)      .................................      Not Applicable
            (a)(5)      .................................      6.09
            (b)         .................................      6.08
                        .................................      6.10
Section 311             .................................      6.13
Section 312 (a)         .................................      7.01
                        .................................      7.02(a)
            (b)         .................................      7.02(b)
            (c)         .................................      7.02(c)
Section 313             .................................      7.03
Section 314 (a)         .................................      7.04
            (b)         .................................      Not Applicable
            (c)(1)      .................................      1.02
            (c)(2)      .................................      1.02
            (c)(3)      .................................      Not Applicable
            (d)         .................................      Not Applicable
            (e)         .................................      1.02
Section 315 (a)         .................................      6.01
            (b)         .................................      6.02
            (c)         .................................      6.01
            (d)         .................................      6.01
            (e)         .................................      5.14
Section 316 (a)         .................................      1.01
            (a)(1)(A)   .................................      5.02
                        .................................      5.12
            (a)(1)(B)   .................................      5.13
            (a)(2)      .................................      Not Applicable
            (b)         .................................      5.08
Section 317 (a)(1)      .................................      5.03
            (a)(2)      .................................      5.04
            (b)         .................................      10.03
Section 318 (a)         .................................      1.07

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Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the indenture.

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                                TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           ----
ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.........................................1
     SECTION 1.01  DEFINITIONS................................................................................1
     SECTION 1.02  COMPLIANCE CERTIFICATES AND OPINIONS......................................................10
     SECTION 1.03  FORM OF DOCUMENTS DELIVERED TO TRUSTEE....................................................10
     SECTION 1.04  ACTS OF HOLDERS...........................................................................11
     SECTION 1.05  NOTICES, ETC., TO TRUSTEE AND COMPANY.....................................................12
     SECTION 1.06  NOTICE TO HOLDERS; WAIVER.................................................................13
     SECTION 1.07  COMPLIANCE WITH TRUST INDENTURE ACT.......................................................14
     SECTION 1.08  EFFECT OF HEADINGS AND TABLE OF CONTENTS..................................................14
     SECTION 1.09  SUCCESSORS AND ASSIGNS....................................................................14
     SECTION 1.10  SEPARABILITY CLAUSE.......................................................................14
     SECTION 1.11  BENEFITS OF INDENTURE.....................................................................15
     SECTION 1.12  GOVERNING LAW.............................................................................15
     SECTION 1.13  LEGAL HOLIDAYS............................................................................15
     SECTION 1.14  IMMUNITY OF STOCHOLDERS, DIRECTORS, OFFICERS AND AGENTS OF THE COMPANY....................15
     SECTION 1.15  CONFLICT WITH THE TRUST INDENTURE ACT.....................................................15
     SECTION 1.16  COUNTERPARTS..............................................................................16

ARTICLE TWO - SECURITY FORMS.................................................................................16
     SECTION 2.01  FORMS GENERALLY...........................................................................16
     SECTION 2.02  FORM OF FACE OF SECURITY..................................................................16
     SECTION 2.03  FORM OF REVERSE OF SECURITY...............................................................18
     SECTION 2.04  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION...........................................22
     SECTION 2.05  FORM OF LEGEND FOR GLOBAL SECURITIES......................................................23

ARTICLE THREE - THE SECURITIES...............................................................................24
     SECTION 3.01  AMOUNT UNLIMITED; ISSUABLE IN SERIES......................................................24
     SECTION 3.02  DENOMINATIONS.............................................................................28
     SECTION 3.03  EXECUTION, AUTHENTICATION, DELIVERY AND DATING............................................28
     SECTION 3.04  TEMPORARY SECURITIES......................................................................31
     SECTION 3.05  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.......................................33
     SECTION 3.06  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES..........................................35
     SECTION 3.07  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED............................................36
     SECTION 3.08  PERSONS DEEMED OWNERS.....................................................................38

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
     SECTION 3.09  CANCELLATION..............................................................................38
     SECTION 3.10  COMPUTATION OF INTEREST...................................................................39
     SECTION 3.11  PAYMENT TO BE IN PROPER CURRENCY..........................................................39
     SECTION 3.12  CUSIP NUMBERS.............................................................................39

ARTICLE FOUR - SATISFACTION AND DISCHARGE....................................................................39
     SECTION 4.01  SATISFACTION AND DISCHARGE OF INDENTURE...................................................39
     SECTION 4.02  APPLICATION OF TRUST MONEY................................................................41

ARTICLE FIVE - REMEDIES......................................................................................41
     SECTION 5.01  EVENTS OF DEFAULT.........................................................................41
     SECTION 5.02  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT........................................44
     SECTION 5.03  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE...........................45
     SECTION 5.04  TRUSTEE MAY FILE PROOFS OF CLAIM..........................................................46
     SECTION 5.05  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES...............................47
     SECTION 5.06  APPLICATION OF MONEY COLLECTED............................................................48
     SECTION 5.07  LIMITATION ON SUITS.......................................................................48
     SECTION 5.08  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM OR MAKE-WHOLE AMOUNT AND
          INTEREST...........................................................................................49
     SECTION 5.09  RESTORATION OF RIGHTS AND REMEDIES........................................................49
     SECTION 5.10  RIGHTS AND REMEDIES CUMULATIVE............................................................49
     SECTION 5.11  DELAY OR OMISSION NOT WAIVER..............................................................49
     SECTION 5.12  CONTROL BY HOLDERS........................................................................49
     SECTION 5.13  WAIVER OF PAST DEFAULTS...................................................................50
     SECTION 5.14  UNDERTAKING FOR COSTS.....................................................................51
     SECTION 5.15  WAIVER OF STAY OR EXTENSION LAWS..........................................................51

ARTICLE SIX - THE TRUSTEE....................................................................................51
     SECTION 6.01  CERTAIN DUTIES AND RESPONSIBILITIES.......................................................51
     SECTION 6.02  NOTICE OF DEFAULTS........................................................................51
     SECTION 6.03  CERTAIN RIGHTS OF TRUSTEE.................................................................52
     SECTION 6.04  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES....................................53
     SECTION 6.05  MAY HOLD SECURITIES.......................................................................53
     SECTION 6.06  MONEY HELD IN TRUST.......................................................................53
     SECTION 6.07  COMPENSATION AND REIMBURSEMENT............................................................53
     SECTION 6.08  DISQUALIFICATION; CONFLICTING INTERESTS...................................................54
     SECTION 6.09  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY...................................................54
     SECTION 6.10  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.........................................54
     SECTION 6.11  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR....................................................56
     SECTION 6.12  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS...............................57

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
     SECTION 6.13  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.........................................57
     SECTION 6.14  APPOINTMENT OF AUTHENTICATING AGENT.......................................................57

ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY............................................59
     SECTION 7.01  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.................................59
     SECTION 7.02  PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS.....................................59
     SECTION 7.03  REPORTS BY TRUSTEE........................................................................60
     SECTION 7.04  REPORTS BY COMPANY........................................................................60

ARTICLE EIGHT - CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.........................................61
     SECTION 8.01  COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.......................................61
     SECTION 8.02  SUCCESSOR SUBSTITUTED.....................................................................61

ARTICLE NINE - SUPPLEMENTAL INDENTURES.......................................................................62
     SECTION 9.01  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS........................................62
     SECTION 9.02  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS...........................................63
     SECTION 9.03  EXECUTION OF SUPPLEMENTAL INDENTURES......................................................64
     SECTION 9.04  EFFECT OF SUPPLEMENTAL INDENTURES.........................................................65
     SECTION 9.05  CONFORMITY WITH TRUST INDENTURE ACT.......................................................65
     SECTION 9.06  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES........................................65
     SECTION 9.07  NOTICE OF SUPPLEMENTAL INDENTURES.........................................................65

ARTICLE TEN - COVENANTS......................................................................................65
     SECTION 10.01 PAYMENT OF PRINCIPAL, PREMIUM OR MAKE-WHOLE AMOUNT AND INTEREST...........................65
     SECTION 10.02 MAINTENANCE OF OFFICE OR AGENCY...........................................................66
     SECTION 10.03 MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.........................................66
     SECTION 10.04 EXISTENCE.................................................................................67
     SECTION 10.05 MAINTENANCE OF PROPERTIES.................................................................67
     SECTION 10.06 PAYMENT OF TAXES AND OTHER CLAIMS.........................................................68
     SECTION 10.07 LIMITATIONS ON DISPOSITION OF VOTING STOCK OF PRINCIPAL SUBSIDIARY BANKS..................68
     SECTION 10.08 RESTRICTIONS ON LIENS.....................................................................68
     SECTION 10.09 WAIVER OF CERTAIN COVENANTS...............................................................69

ARTICLE ELEVEN - REDEMPTION OF SECURITIES....................................................................69
     SECTION 11.01  APPLICABILITY OF ARTICLE.................................................................69

                                       iii
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
     SECTION 11.02  ELECTION TO REDEEM; NOTICE TO TRUSTEE....................................................69
     SECTION 11.03  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED........................................70
     SECTION 11.04  NOTICE OF REDEMPTION.....................................................................70
     SECTION 11.05  DEPOSIT OF REDEMPTION PRICE..............................................................71
     SECTION 11.06  SECURITIES PAYABLE ON REDEMPTION DATE....................................................72
     SECTION 11.07  SECURITIES REDEEMED IN PART..............................................................72

ARTICLE TWELVE - SINKING FUNDS...............................................................................73
     SECTION 12.01  APPLICABILITY OF ARTICLE.................................................................73
     SECTION 12.02  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES....................................73
     SECTION 12.03  REDEMPTION OF SECURITIES FOR SINKING FUND................................................73

ARTICLE THIRTEEN - SUBORDINATION OF SECURITIES...............................................................74
     SECTION 13.01  AGREEMENT THAT THE SECURITIES SUBORDINATED TO EXTENT PROVIDED............................74
     SECTION 13.02  COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SECURITIES IN CERTAIN CIRCUMSTANCES.........74
     SECTION 13.03  SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS OF THE COMPANY
          ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY; SUBROGATION..........................74
     SECTION 13.04  OBLIGATION OF THE COMPANY UNCONDITIONAL..................................................76
     SECTION 13.05  NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY.......................77
     SECTION 13.06  NOTICE TO TRUSTEES OF FACTS PROHIBITING PAYMENTS.........................................77
     SECTION 13.07  APPLICATION BY TRUSTEE OF MONEYS DEPOSITED WITH IT.......................................78
     SECTION 13.08  SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF
          SENIOR INDEBTEDNESS (OR CREDITORS IN RESPECT OF GENERAL OBLIGATIONS)...............................78
     SECTION 13.09  AUTHORIZATION OF TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.......................78
     SECTION 13.10  RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS OF THE COMPANY (OR TO BE A CREDITOR IN
          RESPECT OF GENERAL OBLIGATIONS OF THE COMPANY).....................................................78
     SECTION 13.11  ARTICLE THIRTEEN NOT TO PREVENT EVENTS OF DEFAULT........................................79
     SECTION 13.12  ARTICLE APPLICABLE TO PAYING AGENTS......................................................79
     SECTION 13.13  TRUSTEE COMPENSATION NOT PREJUDICED......................................................79
     SECTION 13.14  PAYMENT OF PROCEEDS IN CERTAIN CASES.....................................................79
     SECTION 13.15  AUTOMATIC TERMINATION....................................................................80

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
ARTICLE FOURTEEN -- DEFEASANCE AND COVENANT DEFEASANCE.......................................................81
     SECTION 14.01  Applicability of Article; Company's Option to Effect Defeasance or Covenant Defeasance...81
     SECTION 14.02  Defeasance and Discharge.................................................................81
     SECTION 14.03  Covenant Defeasance......................................................................81
     SECTION 14.04  Conditions to Defeasance or Covenant Defeasance..........................................82
     SECTION 14.05  Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous
          Provisions.........................................................................................84

ARTICLE FIFTEEN --  MEETINGS OF HOLDERS OF SECURITIES........................................................85
     SECTION 15.01  Purposes for Which Meetings May Be Called................................................85
     SECTION 15.02  Call, Notice and Place of Meetings.......................................................85
     SECTION 15.03  Persons Entitled to Vote at Meetings.....................................................85
     SECTION 15.04  Quorum; Action...........................................................................85
     SECTION 15.05  Determination of Voting Rights; Conduct and Adjournment of Meetings......................87
     SECTION 15.06  Counting Votes and Recording Action of Meetings..........................................87

ARTICLE SIXTEEN --  CONVERSION OF SECURITIES.................................................................88
     SECTION 16.01  Applicability of Article; Conversion Privilege and Conversion Price......................88
     SECTION 16.02  Exercise of Conversion Privilege.........................................................89
     SECTION 16.03  Fractions of Shares......................................................................90
     SECTION 16.04  Adjustment of Conversion Price...........................................................90
     SECTION 16.05  Notice of Adjustments of Conversion Price................................................94
     SECTION 16.06  Notice of Certain Corporate Action.......................................................94
     SECTION 16.07  Company to Reserve Common Stock..........................................................95
     SECTION 16.08  Taxes on Conversion......................................................................95
     SECTION 16.09  Covenants as to Common Stock.............................................................95
     SECTION 16.10  Cancellation of Converted Securities.....................................................96
     SECTION 16.11  Provisions in Case of Consolidation, Merger or Sale of Assets; Special Distributions.....96
     SECTION 16.12  Trustee Adjustment Disclaimer; Company Determination Final...............................97
     SECTION 16.13  When No Adjustment Required..............................................................98
     SECTION 16.14  Equivalent Adjustments...................................................................98

                                        v
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     INDENTURE, dated as of __________ __, 200_, between BOSTON PRIVATE
FINANCIAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts (herein called the "Company"), having its principal office at Ten Post Office Square, Boston, Massachusetts 02109, and ______________________, a corporation duly organized and existing under the laws of the State of ____________, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company deems it necessary to issue from time to time for its lawful purposes subordinated debt securities evidencing its unsecured and senior indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (hereinafter called the "Securities"), to be issued in one or more series as provided in this Indenture.

     This Indenture is subject to the provisions of the Trust Indenture Act (as defined herein), that are deemed to be incorporated into this Indenture and shall, to the extent applicable, be governed by such provisions.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

            ARTICLE ONE - DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                   APPLICATION

     SECTION 1.01 DEFINITIONS.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) any gender used in this Indenture shall be deemed and construed to include correlative words of the masculine, feminine or neuter gender;

          (4) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and,

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     except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

          (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. Certain terms, used principally in Article Six, are defined in that Article.

     "Act," when used with respect to any Holder, has the meaning specified in
Section 1.04.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee appointed by that board.

     "Board Vote" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Securities, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions generally in that Place of Payment or particular location, __________________ are authorized or obligated by law or executive order to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, its Treasurer, an Assistant Treasurer or a Senior Vice President, and by a Vice President, and delivered to the Trustee.

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     "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office on the date of execution of this Indenture is located at
__________________________.

     "Corporation" includes corporations, associations, companies, joint-stock companies and business trusts.

     "Defaulted Interest" has the meaning specified in Section 3.07.

     "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 3.01 or any successor clearing agency registered under the Exchange Act as contemplated by Section 3.05, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

     "DTC" means The Depository Trust Company and any successor to DTC in its capacity as depository for any Securities.

     "EC Treaty" means the Treaty establishing the European Communities (signed in Rome on 25 March 1957), as amended by the Treaty on European Union, as amended (signed in Maastricht on 7 February 1992).

     "EMU" means European Economic and Monetary Union.

     "Euro", "euro" and "EUR" each means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty.

     "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

     "Event of Default" has the meaning specified in Section 5.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

     "Foreign Currency" means any currency, currency unit or composite currency, including, without limitation, the Euro issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

     "GAAP" means, except as otherwise provided herein, generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

     "General Obligations" means all obligations of the Company to make payment on account of claims of general creditors, including any obligations on account of indebtedness of the Company for money borrowed not expressly made subordinate to such General Obligations, other than (A) obligations on account of Senior Indebtedness and (B) obligations on account of

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the Securities and indebtedness for money borrowed ranking pari passu with or subordinate to the Securities; provided, however, that if the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that shall at the time of determination be the Company's primary Federal banking supervisor) shall promulgate any rule or issue any interpretation defining or describing the term "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of "Senior Indebtedness" herein, the term "General Obligations" shall mean such obligations as defined or described in the first such rule or interpretation, other than obligations described in clauses (A) and (B) above. The term "claim" as used in the foregoing paragraph shall have the meaning assigned thereto in
Section 101(5) of the Bankruptcy Code of 1978, as amended. The term "indebtedness of the Company for money borrowed" as used in the foregoing paragraph shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     "Global Security" means a Security bearing the legend specified in Section
2.05 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency in which the Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the Foreign Currency in which the Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and (iii) shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indebtedness" means, with respect to any Person, without duplication, (i) any Obligation of such Person relating to any indebtedness of such Person (A) for borrowed money (whether or not the recourse of the lender is to the whole of the assets, of such person or only to a portion thereof), (B) evidenced by notes, debentures or similar instruments (including purchase money obligations) given in connection with the acquisition of any property or assets (other than trade accounts payable for inventory or similar property acquired in the ordinary course of business), including securities, for the payment of which such Person is liable, directly or indirectly, or the

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payment of which is secured by a lien, charge or encumbrance on property or assets of such Person, (C) for goods, materials or services purchased in the ordinary course of business (other than trade accounts payable arising in the ordinary course of business), (D) with respect to letters of credit or bankers acceptances issued for the account of such Person or performance, surety or similar bonds, (E) for the payment of money relating to a Capitalized Lease Obligation or (F) under interest rate swaps, caps or similar agreements and foreign exchange contracts, currency swaps or similar agreements; (ii) any liability of others of the kind described in the preceding clause (i), which such Person has Guaranteed or which is otherwise its legal liability; and (iii) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (i) or (ii).

     "Indenture" means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.01; provided however, that, if at any time more than one Person is acting as Trustee under this Indenture due to the appointment of one or more separate Trustees for any one or more separate series of Securities pursuant to
Section 6.10(e), "Indenture" shall mean, with respect to such series of Securities for which any such Person is Trustee, this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities for which such Person is Trustee established as contemplated by Section 3.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

     "Indexed Security" means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

     "Interest," when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Make-Whole Amount," when used with respect to any Security, means the amount, if any, in addition to principal (and accrued interest thereon, if any) which is required by a Security, under the terms and conditions specified therein or as otherwise specified as contemplated by Section 3.01, to be paid by the Company to the Holder thereof in connection with any optional redemption or accelerated payment of such Security.

     "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Obligation" of any Person with respect to any specified Indebtedness means any obligation of such Person to pay principal, premium, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not a claim for such post-petition interest is allowed in such proceeding), penalties, reimbursement or indemnification amounts, fees, expenses or other amounts relating to such Indebtedness.

     "Officers' Certificate" means a certificate signed by the Treasurer, an Assistant Treasurer or a Senior Vice President of the Company, and by a Vice President of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02.

     "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

               (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

               (iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities, and for the purpose of making the calculations required by the TIA Section 313, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to

Section 5.02, (ii) the principal amount of a Security denominated in one or more foreign currencies or currency units that shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 3.01 as of the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Security, of the amount determined as provided in (i) above) of such Security as determined by the Company pursuant to Section 3.01, (iii) the principal amount of any Indexed Security that may be counted in making such determination or calculation and that shall be deemed outstanding for such purpose shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided with respect to such Security pursuant to Section 3.01, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor under the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium or Make-Whole Amount, if any) and/or interest on any Securities on behalf of the Company.

     "Periodic Offering" means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest (or formula for determining the rate or rates of interest), if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

     "Person" means any individual, Corporation, partnership, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment," when used with respect to the Securities of any series, means the place or places where the principal of (and premium or Make-Whole Amount, if any) and/or interest on the Securities of that series are payable, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served as specified as contemplated by Section 3.01.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security, or a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security or a Security to which a mutilated, destroyed, lost or stolen coupon appertains.

     "Preferred Stock" means, with respect to any Person, all capital stock issued by such Person that are entitled to a preference or priority over any other capital stock issued by such Person with respect to any distribution of such Person's assets, whether by dividend or upon any voluntary or involuntary liquidation, dissolution or winding up.

     "Principal Subsidiary Banks" means Boston Private Bank & Trust Company and Borel Private Bank & Trust Company and its successors (whether by consolidation, merger, conversion, transfer of substantially all their assets and business or otherwise) so long as such bank or any such successor is a Subsidiary.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

     "Redemption Price," when used with respect to any Security to be redeemed, means the price specified in the related Officers' Certificate or supplemental indenture contemplated by and pursuant to Section 3.01 at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.01.

     "Repayment Date" means, when used with respect to any Security to be repaid, the date fixed for such repayment by or pursuant to this Indenture.

     "Repayment Price" means, when used with respect to any Security to be repaid, the price at which it is to be repaid by or pursuant to this Indenture.

     "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by it to administer its corporate trust matters.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, "Securities" with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05.

     "Senior Indebtedness" of the Company means the principal of (and premium or Make-Whole Amount, if any), and interest on (i) all indebtedness of the Company for money borrowed, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, except such indebtedness as is by its terms expressly stated to rank junior in right of payment to the Securities or to rank pari passu with the Securities and (ii) any deferrals, renewals or extensions of any such Senior Indebtedness. The term "indebtedness of the Company for money borrowed" as used in the foregoing sentence shall mean any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (as defined in Article I, Rule 1-02 of Regulation S-X, promulgated under the Securities Act of 1933) of the Company.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

     "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means a Corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company and/or by one or more of its Subsidiaries.

     "Termination Event" means (a) the promulgation of any rule or regulation or the issuance of any interpretation by the Board of Governors of the Federal Reserve System (or other Federal banking supervisor that shall at the time of determination be the Company's primary Federal banking supervisor) that (i) defines or describes the terms "general creditor" or "general creditors" or "senior indebtedness" for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of "Senior Indebtedness,"
(ii) permits the Company to include the Securities in its capital if they were subordinated in right of payment to Senior Indebtedness without regard to any other obligations of the Company, (iii) otherwise eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to the claims of its general creditors in order to be included in capital or (iv) causes the Securities to be excluded from capital notwithstanding the provisions of this Indenture referred to in Section 13.15 or
(b) any event that results in the Company not being subject to capital requirements under the rules, regulations or interpretations of the Board of Governors of the Federal Reserve System or other Federal banking supervisor.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in
Section 9.05.

     "Vice President," when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock," when used with respect to a Corporation, means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     SECTION 1.02 COMPLIANCE CERTIFICATES AND OPINIONS.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel or representation may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04 ACTS OF HOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. If Securities of a series are issuable as Bearer Securities, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities of such series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in
Section 15.06.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Securities shall be proved by the Security Register. As to any matter relating to beneficial ownership interests in any Global Security, the appropriate depositary's records shall be dispositive for purposes of this Indenture.

          (d) The ownership of Bearer Securities may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other Person, or (3) such Bearer Security is surrendered in exchange for a Security, or (4) such Bearer Security is no longer Outstanding. The ownership of Bearer Securities may also be proved in any other manner which the Trustee deems sufficient.

          (e) The Company may fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (f) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof, upon the conversion thereof, or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee any Security Registrar, any Paying Agent, any Authenticating Agent, or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     SECTION 1.05 NOTICES, ETC., TO TRUSTEE AND COMPANY.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with a Responsible

     Officer of the Trustee at its Corporate Trust Office, Attention: [Corporate Trust Administration];

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture (Attention: Treasurer) or at any other address previously furnished in writing to the Trustee by the Company; or

          (3) either the Trustee or the Company, by the other party, shall be sufficient for every purpose hereunder if given by facsimile transmission, receipt confirmed by telephone followed by an original copy delivered by guaranteed overnight courier; if to the Trustee at facsimile number [__________]; and if to the Company at facsimile number [__________].

     SECTION 1.06 NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

     If by reason of the suspension of or irregularities in regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

     Except as otherwise expressly provided herein or otherwise specified with respect to any Securities pursuant to Section 3.01, where this Indenture provides for notice to Holders of Bearer Securities of any event, such notice shall be sufficiently given if published in an Authorized Newspaper in the City of New York and in such other city or cities as may be specified in such Securities on a Business Day, such publication to be not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once, on the date of the first such publication.

     If by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to any particular Holder of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of such notice with respect to other Holders of Bearer Securities or the sufficiency of any notice to Holders of Registered Securities given as provided herein.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made by or with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     SECTION 1.07 COMPLIANCE WITH TRUST INDENTURE ACT.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of this Indenture. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 1.08 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.09 SUCCESSORS AND ASSIGNS.

     All covenants and agreements in this Indenture by the Company and the Trustee shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.10 SEPARABILITY CLAUSE.

     In case any provision in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.11 BENEFITS OF INDENTURE.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than (a) the parties hereto, any Authenticating Agent, any Paying Agent, any Securities Registrar, and their successors hereunder,
(b) the holders of Senior Indebtedness, (c) the Holders of Securities and
(d) subject to the final paragraph of Section 9.01, creditors in respect of General Obligations, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.12 GOVERNING LAW.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York. This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 1.13 LEGAL HOLIDAYS.

     Except as may be otherwise specified with respect to any particular series, in any case where any Interest Payment Date, Redemption Date, Repayment Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert or exchange a Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu hereof) payment of interest or principal (and premium or Make-Whole Amount, if any) or conversion or exchange of such security need not be made at such Place of Payment on such date, but (except as otherwise provided in the supplemental indenture with respect to such Security) may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, sinking fund payment date, at Maturity or at the Stated Maturity, or the last date on which a Holder has the right to convert or exchange a Security provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Repayment Date, or Stated Maturity, as the case may be.

     SECTION 1.14 IMMUNITY OF STOCKHOLDERS, DIRECTORS, OFFICERS AND AGENTS OF THE COMPANY.

     No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, employee, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders and as part of the consideration for the issue of the Securities.

     SECTION 1.15 CONFLICT WITH THE TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

     SECTION 1.16 COUNTERPARTS.

     This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                          ARTICLE TWO - SECURITY FORMS

     SECTION 2.01 FORMS GENERALLY.

     The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Vote and set forth in an Officers' Certificate or established by one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Vote, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

     The Trustee's certificates of authentication shall be in substantially the form set forth in this Article with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

     The definitive Securities may be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     SECTION 2.02 FORM OF FACE OF SECURITY.

     [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

                     BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

                          ----------------------------

No.____________________                                            [$]__________

     Boston Private Financial Holdings, Inc., a Corporation duly organized and existing under the laws of Massachusetts (herein called the "Company," which term includes any successor

Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of ___________________ [Dollars] on ____________________. [If the Security
is to bear Interest prior to Maturity, insert: , and to pay interest thereon from ____________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, ____________________ on ____________________ and ____________________ in each year, commencing
____________________, at the rate of ____% per annum, until the principal hereof is paid or made available for payment [If applicable insert: , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of ____% per annum on any overdue principal and premium and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____________________ or _________________
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert: The Principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ____% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

     Payment of the principal of (and premium or Make-Whole Amount, if any) and [if applicable, insert: any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in ________________, in such coin or currency [of the United States of America] as at the time of payment is legal tender for payment of public and private debts [if applicable, insert: ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

     [If applicable, insert: [The Securities of this series are/This Security is] subject to redemption prior to the Stated Maturity as described on the reverse hereof.]

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Indenture to be duly executed under its corporate seal.

Dated:                                              BOSTON PRIVATE FINANCIAL
                                                    HOLDINGS, INC.

                                                    By
                                                       -------------------------
                                                       Name:
                                                       Title:

Attest:

-----------------------
Name:
Title:

     SECTION 2.03 FORM OF REVERSE OF SECURITY.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of ________ __, 2002 (herein called the "Indenture"), between the Company and __________________, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to [$]_____________]. By the terms of the Indenture, additional Securities [if applicable, insert: of this series and] of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

     The Indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture referred to above, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium or Make-Whole Amount, if any), and interest on all Senior Indebtedness of the Company, as defined in the Indenture, and each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination of this Security as provided in the Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

     The indebtedness evidenced by this Security is issued subject to the provisions of the Indenture regarding payments to creditors in respect of General Obligations (as defined in the Indenture). In particular, the Indenture provides that if upon the occurrence of certain events of bankruptcy or insolvency relating to the Company, there remains, after giving effect to the subordination provisions referred to in the preceding paragraph, any amount of cash, property or securities available for payment or distribution in respect of Securities (as defined in the Indenture, "Excess Proceeds"), and if, at such time, any creditors in respect of General Obligations have not received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied to pay or provide for the payment in full of such General Obligations before any payment or distribution may be made in respect of Securities. This paragraph shall immediately and automatically terminate, be null and void ab initio and have no further effect upon the occurrence of a Termination Event (as defined in the Indenture).'

     [If applicable, insert: [The Securities of this series are/This Security is] subject to redemption prior to the Stated Maturity hereof upon not less than 30 days' notice by mail to the Person[s] in whose name[s] [the Securities to be redeemed are/this Security is] registered at the address specified in the Security Register, [if applicable, insert: (1) on ____________________ in any year commencing with the year ________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after ____________________], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ____________________, ____%, and if redeemed] during the 12-month period beginning ____________________ of the year indicated,

                         REDEMPTION                            REDEMPTION
             YEAR          PRICE            YEAR                 PRICE
             ----          -----            ----                 -----

and thereafter at a Redemption Price equal to ____% of the principal amount, [if applicable, insert: together in the case of any such redemption [if there is a sinking fund, insert: (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the [Holders of such Securities/Holder of this Security] (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture]. [If there is no sinking fund, insert: [The Securities of this series are/This Security is] not subject to any sinking fund.]

     [If applicable, insert: [The Securities of this series are/This Security is] subject to redemption prior to the Stated Maturity hereof upon not less than 30 days' notice by mail to the

Person[s] in whose name[s] [the Securities to be redeemed are/this Security is] registered at the address specified in the Security Register, (1) on ____________________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ____________________], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning ____________________ of the years indicated,

                                                           REDEMPTION PRICE FOR
                       REDEMPTION PRICE FOR                     REDEMPTION
                        REDEMPTION THROUGH                    OTHERWISE THAN
                         OPERATION OF THE                  THROUGH OPERATION OF
          YEAR             SINKING FUND                      THE SINKING FUND
          ----             ------------                      ----------------

and thereafter at a Redemption Price equal to ____% of the principal amount [if applicable, insert: together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, provided, however, that installments of interest whose Stated Maturity is on or prior to such Redemption Date will be payable to the [Holders of such Securities/Holder of such Security] (or one or more Predecessor Securities) of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture].]

     [Notwithstanding the foregoing, the Company may not, prior to ____________________, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ____% per annum.]

     [The sinking fund for this series provides for the redemption on ____________________ in each year beginning with the year _________ and ending with the year _________ of [not less than] [$]_________ [("mandatory sinking fund") and not more than [$]_________] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made -- in the inverse order in which they become due.]]

     [In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor of an authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     [If the Security is not an Original Issue Discount Security, -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture.]

     [If the Security is an Original Issue Discount Security, -- If an Event of Default with respect to Securities of this series shall occur and be continuing, a lesser amount than the principal amount due at the Stated Maturity of the Securities of this series may (subject to the conditions set forth in the Indenture) be declared due and payable in the manner and with the effect provided in the Indenture. The amount due and payable on this Security in the event that this Security is declared due and payable prior to the Stated Maturity hereof shall be -- insert formula for determining the amount -- or in the event that this Security is redeemed shall be the specified percentage of -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     [If the Security is an Original Issue Discount Security, -- In determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Securities, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon the acceleration of the Maturity thereof.]

     Subject to the rights of holders of Senior Indebtedness of the Company set forth in this Security and as provided in the Indenture referred to above, no reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium or Make-Whole Amount, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium or Make-Whole Amount, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of [$1,000] and any amount in excess thereof which is an integral multiple of [$1,000]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     SECTION 2.04 FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

     The Trustee's certificate of authentication shall be in substantially the following form:

     This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned Indenture.

                                                    ---------------------------,
                                                    as Trustee

                                                    By
                                                      --------------------------
                                                      Authorized Signatory

     SECTION 2.05 FORM OF LEGEND FOR GLOBAL SECURITIES.

If Securities of or within a series are issuable in the form of one or more Global Securities, then, notwithstanding the provisions of Section 3.02, any such Global Security or Securities may provide that it or they shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities of such series represented thereby may from time to time be increased or decreased to reflect exchanges. Any endorsement of any Global Security to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders thereof, of Outstanding Securities represented thereby shall be made (or caused to be made) by the Trustee in such manner or by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 3.03 or 3.04. Subject to the provisions of
Section 3.03 and, if applicable, Section 3.04, the Trustee shall deliver and redeliver any Global Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.03 or 3.04 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in writing but need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel.

     The provisions of the last sentence of Section 3.03 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.03.

     Notwithstanding the provisions of Section 3.07, unless otherwise specified as contemplated by Section 3.01, payment of principal of and any premium or Make-Whole Amount, if any, and interest on any Global Security in permanent global form shall be made to the registered Holder thereof.

     Notwithstanding the provisions of Section 3.08 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company and the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a permanent Global Security (i) in the case of a permanent Global Security in registered form, the Holder of such permanent Global Security in registered form, or (ii) in the case of a permanent Global Security in bearer form, Euroclear or Clearstream.

     Any Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form or such similar form as may be required by the Depositary:

          "This Security is a Global Security within the meaning set forth in the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this

     Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances."

                         ARTICLE THREE - THE SECURITIES

     SECTION 3.01 AMOUNT UNLIMITED; ISSUABLE IN SERIES.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

     The Securities may be issued in one or more series. There shall be established by or pursuant to authority granted by one or more Board Votes and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or upon conversion of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Securities which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered hereunder);

          (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

          (4) the date or dates on which the principal or installments of principal of the Securities of the series is payable and any rights to extend such date or dates;

          (5) the rate or rates (which may be fixed or variable) at which the Securities of the series shall bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (6) the place or places where the principal of (and premium or Make-Whole Amount, if any) and interest on Securities of the series shall be payable, any Securities of the series may be surrendered for registration of transfer or exchange and notices and demands to or upon the Company with respect to the Securities of the series and this Indenture may be served;

          (7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

          (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000, the denominations in which Securities of the series shall be issuable;

          (10) the currency, currencies or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America, the manner of determining the U.S. dollar equivalent of the principal amount thereof for purposes of the definition of "Outstanding" in
     Section 1.01, and, if the principal of or any premium or Make-Whole Amount or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

          (11) if the amount of payments of principal of (and any premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) and interest, if any, on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

          (12) any other event or events of default applicable with respect to Securities of the series in addition to or in lieu of those provided in
     Section 5.01(1)-(2);

          (13) if less than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

          (14) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, if so, (a) the Depositary with respect to such Global Security or Securities and (b) the circumstances under which any such Global Security may be exchanged for Securities registered in the name of, and any transfer of such Global Security may be registered to, a Person other than such Depositary or its nominee, if other than as set forth in Section 3.05; and

          (15) if convertible, the terms on which such Securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of Common Stock or Preferred Stock receivable on conversion;

          (16) the Make-Whole Amount, if any, or method for determining the Make-Whole Amount, if any, payable with respect to such Securities, and the terms upon which such amount, if any, will be payable;

          (17) if the amount of payments of principal of (and premium or Make-Whole Amount, if any, including any amount due upon redemption, if any) or interest, if any, on such Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

          (18) if the principal of (and premium or Make-Whole Amount, if any) or interest on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

          (19) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

          (20) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

          (21) if and under what circumstances the Company will pay any additional amounts on such Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Securities in lieu of making such payment;

          (22) if Securities of the series are to be issuable as Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of the series may be exchanged for Securities of the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global Security may, or shall be required to, exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may, or shall be required to, occur, if other than in the manner provided in the Indenture, and, if Registered Securities of the series are to be issuable as a Global Security, the identity of the depositary for such series;

          (23) the date as of which any Bearer Securities of the series and any temporary Global Security representing outstanding Securities of the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

          (24) the Person to whom any interest on any Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided herein; provided, however, in each case, that the manner of determining such Person or making such payment shall be acceptable to the Trustee (as not imposing on it any undue administrative burden or risk of liability);

          (25) the applicability, if any, of the Defeasance and Covenant Defeasance provisions of Article Thirteen hereof to the Securities of the series;

          (26) the obligation, if any, of the Company to permit the conversion of the Securities of such series into Common Stock or Preferred Stock, as the case may be, and the terms and conditions upon which such conversion shall be effected (including, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of such shares for purposes of conversion);

          (27) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

          (28) designation of the Trustee, if different from the Trustee under the Indenture, with respect to such series and the terms applicable to such Trustee (which shall be accepted by such Trustee by its execution and delivery of a supplemental indenture as provided therein);

          (29) applicable CUSIP Numbers; and

          (30) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(5)).

     All Securities of any one series (other than Securities offered in a Periodic Offering) shall be substantially identical except as to denomination and except as may otherwise be provided by or pursuant to the Board Vote referred to above and, subject to Section 3.03, set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

     If any of the terms of the series are established by action taken pursuant to a Board Vote, a copy of an appropriate record of such action shall be certified by the Clerk or an Assistant Clerk of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

     With respect to Securities of a series offered in a Periodic Offering, such Board Vote and Officers' Certificate or supplemental indenture may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 3.03.

     SECTION 3.02 DENOMINATIONS.

     The Securities of each series shall be issued in registered form without coupons in such denominations as shall be specified as contemplated by Section
3.01. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series, other than Global Securities (which may be of any denomination), shall be issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

     SECTION 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal affixed thereto or reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, or, in the case of Securities offered in a Periodic Offering, from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing by the Company) acceptable to the Trustee as may be specified from time to time by a Company Order for establishing the specific terms of particular Securities being so offered, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Votes as permitted by Sections 2.01 and 3.01, in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating:

               (a) that the form or forms of such Securities have been established in conformity with the provisions of this Indenture;

               (b) that the terms of such Securities have been established in conformity with the provisions of this Indenture;

               (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles;

               (d) that authentication and delivery of such Securities and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture;

               (e) that the Company has the corporate power to issue such Securities, and has duly taken all necessary corporate action with respect to such issuance; and

               (f) that the issuance of such Securities will not contravene the certificate of organization or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company is bound;

provided, however, that, with respect to Securities of a series offered in a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel in connection only with the first authentication of Securities of such series and that the opinions described in clauses (b) and (c) above may state, respectively, that

               (a) if the terms of such Securities are to be established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by a Board Vote or action taken pursuant thereto, such terms will have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

               (b) that such Securities, when executed by the Company, completed, authenticated and delivered by the Trustee in accordance with this Indenture, and issued and delivered by the Company and paid for, all in accordance with any agreement of the Company relating to the offering, issuance and sale of such Securities, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting generally the enforcement of creditors' rights and to general principles of equity.

     With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and other documents delivered pursuant to Sections 2.01 and 3.01 and this Section 3.05, as applicable, in connection with the first authentication of Securities of such series and it shall not be necessary for the Company to deliver such Opinion of Counsel and other documents (except as may be required by the specified other procedures, if any, referred to above) at or prior to the time of authentication of each Security of such series unless and until the Trustee receives notice that such Opinion of Counsel or other documents have been superseded or revoked, and may assume compliance with any conditions specified in such Opinion of Counsel (other than any conditions to be performed by the Trustee). If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Each Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date specified as contemplated by Section 3.01.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security (including a Global Security) shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section
3.09 together with a written statement (which need not comply with Section 1.02 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

     SECTION 3.04 TEMPORARY SECURITIES.

          (a) Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form, or, if authorized, in bearer form with one or more coupons or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of Securities of any series, such temporary Securities may be in global form.

     Except in the case of temporary Global Securities (which shall be exchanged as otherwise provided herein or as otherwise provided in or pursuant to a Board Vote or supplemental indenture pursuant to Section 3.01), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of like tenor of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in any Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series and of like tenor and of any authorized denominations. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

          (b) Unless otherwise provided in or pursuant to a Board Vote or supplemental indenture pursuant to Section 3.01, the following provisions of this Section 3.04(b) shall govern the exchange of temporary Securities other than through the facilities of the DTC. If any such temporary Security is issued in global form, then such temporary Global Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary upon and pursuant to written direction of the Company (the "Common Depositary"), for the benefit of Euroclear and Clearstream, for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

     Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary Global Security (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities, in aggregate principal amount equal to the principal amount of such temporary Global Security, executed by the Company. On or after the Exchange Date, such temporary Global Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities without charge, and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Security, an equal aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary Global Security to be exchanged. The definitive Securities to be delivered in exchange for any such temporary Global Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 3.01, and, if any combination thereof is so specified, as requested by the beneficial owner thereof (as directed by or pursuant to information provided by the Common Depositary); PROVIDED, HOWEVER, that, unless otherwise specified in such temporary Global Security, upon such presentation by the Common Depositary, such temporary Global Security shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by Euroclear as to the portion of such temporary Global Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by Clearstream as to the portion of such temporary Global Security held for its account then to be exchanged, in such form as may be established pursuant to Section 3.01; and PROVIDED FURTHER that definitive Bearer Securities shall be delivered in exchange for a portion of a temporary Global Security only in compliance with the requirements of Section 3.03.

     Unless otherwise specified in such temporary Global Security, the interest of a beneficial owner of Securities of a series in a temporary Global Security shall be exchanged for definitive Securities of the same series and of like tenor following the Exchange Date when the account holder instructs Euroclear or Clearstream, as the case may be, to request such exchange on his behalf and delivers to Euroclear or Clearstream, as the case may be, a certificate in the form as may be established pursuant to Section 3.01, dated no earlier than 15 days prior to the Exchange Date, copies of which certificate shall be available from the offices of Euroclear and Clearstream, the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary Global Security, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like unless such Person takes delivery of such definitive Securities in person at the offices of Euroclear or Clearstream. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Security shall be delivered only to an address located outside the United States.

     Until exchanged in full as hereinabove provided, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary Global Security on an Interest Payment Date for Securities of such series occurring prior to the applicable Exchange Date shall be payable to Euroclear and Clearstream on such Interest Payment Date upon delivery by Euroclear and Clearstream to the Trustee of a certificate or certificates in such forms as may be established pursuant to
Section 3.01, for credit without further interest on or after such Interest Payment Date to the respective accounts of Persons who are the beneficial owners of such temporary Global Security on such Interest Payment Date and who have each delivered to Euroclear or Clearstream, as the case may be, a certificate dated no earlier than 15 days prior to the Interest Payment Date occurring prior to such Exchange Date in the form as may be established pursuant to Section
3.01. Notwithstanding anything to the contrary herein contained, the certifications made pursuant to this paragraph shall satisfy the certification requirements of the preceding two paragraphs of this Section 3.04(b) and of the third paragraph of Section 3.03 of this Indenture and the interests of the Persons who are the beneficial owners of the temporary Global Security with respect to which such certification was made will be exchanged for definitive Securities of the same series and of like tenor on the

Exchange Date or the date of certification if such date occurs after the Exchange Date, without further act or deed by such beneficial owners. Except as otherwise provided in this paragraph, no payments of principal or interest owing with respect to a beneficial interest in a temporary Global Security will be made unless and until such interest in such temporary Global Security shall have been exchanged for an interest in a definitive Security. Any interest so received by Euroclear and Clearstream and not paid as herein provided shall be returned to the Trustee prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company.

     SECTION 3.05 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

     The Company shall cause to be kept at the Corporate Trust Office of the Trustee or in any office or agency of the Company in a Place of Payment a register for each series of Securities (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine, and be provided a copy of, the Security Register at all reasonable times.

     Upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in any Place of Payment for such series, the Company shall execute and the Trustee shall authenticate and deliver (in the name of the designated transferee or transferees) one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions, upon surrender of the Securities to be exchanged at the office or agency of the Company in any Place of Payment for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     If (but only if) permitted by the applicable Board Vote and (subject to Section 3.03) set forth in the applicable Officer's Certificate, or in any indenture supplemental hereto, delivered as contemplated by Section 3.01, at the option of the Holder, Bearer Securities of any series may be exchanged for Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any such office or agency. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, any such permitted exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; PROVIDED, HOWEVER, that, except as otherwise provided in
Section 10.02, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in a permitted exchange for a Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

     The Company may but shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section
11.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 3.01, any Global Security shall be exchangeable pursuant to this Section 3.05 for Securities registered in the name of Persons other than the Depositary for such Security or its nominee only if (i) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable or
(iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Upon the occurrence in respect of any Global Security of any series of any one or more of the conditions specified in clauses (i), (ii) or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 3.01 for such series, such Global Security may be exchanged for Securities not bearing the legend specified in
Section 2.05 and registered in the name of such Person as may be specified by the Depositary (including Persons other than the Depositary).

     Notwithstanding any other provision of this Indenture, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary, or by a nominee of such Depositary, to such Depositary, or another nominee of such Depositary.

     SECTION 3.06 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

     If any mutilated Security is surrendered to the Trustee, or the Company, together with, in the proper case, such security or indemnity as may be required by the Company or the Trustee to save each of them or any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security PROVIDED, HOWEVER, that payment of principal of (and premium or Make-Whole Amount, if any), and any interest on, Bearer Securities shall, except as otherwise provided in Section 10.02, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01, any interest on Bearer Securities shall be payable only upon presentation and surrender of the coupons appertaining thereto.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     SECTION 3.07 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

     Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Regular Record Date for such Interest Payment Date; PROVIDED, HOWEVER, that each installment of interest on any Security may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears on the Security Register or (ii) transfer to an account maintained by the payee located inside the United States.

     Unless otherwise provided as contemplated by Section 3.01 with respect to the Securities of any series, payment of interest may be made, in the case of a Bearer Security, by transfer to an account maintained by the payee with a bank located outside the United States.

     Unless otherwise provided as contemplated by Section 3.01, every permanent global Security will provide that interest, if any, payable on any Interest Payment Date will be paid to DTC, Euroclear and/or Clearstream, as the case may be, with respect to that portion of such permanent global Security held for its account by Cede & Co. or the Common Depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of such permanent global Security to the accounts of the beneficial owners thereof.

     In case a Bearer Security of any series is surrendered in exchange for a Security of such series after the close of business (at an office or agency in a Place of Payment for such series) on any Regular Record Date and before the opening of business (at such office or agency) on the next succeeding Interest Payment Date, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date and interest will not be payable on such Interest Payment Date in respect of the Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

     Any interest on any Security of any series which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). In case a Bearer Security of any series is surrendered at the office or agency in a Place of Payment for such series in exchange for a Security of such series after the close of business at such office or agency on any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such proposed date of payment and Defaulted Interest will not be payable on such proposed date of payment in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of, any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     SECTION 3.08 PERSONS DEEMED OWNERS.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner of such Security for the purpose of receiving payment of principal of (and premium or Make-Whole Amount, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All such payments so made to any such Person, or upon such Person's order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for money payable upon any such Security.

     Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of any Bearer Security and the Holder of any coupon as the absolute owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever. Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

     SECTION 3.09 CANCELLATION

     All Securities surrendered for payment redemption, repayment, registration of transfer, conversion or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed unless otherwise directed by a Company Order.

     SECTION 3.10 COMPUTATION OF INTEREST.

     Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

     SECTION 3.11 PAYMENT TO BE IN PROPER CURRENCY.

     In the case of any Securities denominated in any currency (the "Required Currency") other than United States Dollars, except as otherwise provided therein, the obligation of the Company to make any payment of principal, premium or Make-Whole Amount or interest thereon shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct. The Company hereby waives any defense of payment based upon any such tender or recovery which is not in the Required Currency, or which, when exchanged for the Required Currency by the Trustee, is less than the full amount of Required Currency then due and payable.

     SECTION 3.12 CUSIP NUMBERS.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                    ARTICLE FOUR - SATISFACTION AND DISCHARGE

     SECTION 4.01 SATISFACTION AND DISCHARGE OF INDENTURE.

     This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, upon receipt of a Company Order, and at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee and the Company acknowledging satisfaction and discharge of this Indenture as to such series, when:

          (1) either

                    (i) all Securities of such series theretofore authenticated and delivered (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 3.05, (ii) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in
          Section 3.06 and (iii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                    (ii) all Securities of such series not theretofore delivered to the Trustee for cancellation

                         (A) have become due and payable,

                         (B) will become due and payable at their Stated
               Maturity within one year, or

                         (C) are to be called for redemption within one year
               under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

     and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which the Securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium or Make-Whole Amount, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the respective Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the

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

Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive.

     SECTION 4.02 APPLICATION OF TRUST MONEY.

     Subject to provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Make-Whole Amount, if any) and interest for whose payment such money has been deposited with or received by the Trustee but such money need not be segregated from other funds except to the extent required by law.

                             ARTICLE FIVE - REMEDIES

     SECTION 5.01 EVENTS OF DEFAULT

     "Event of Default," wherever used herein with respect to Securities of any series, and unless otherwise provided with respect to Securities of any series pursuant to Section 3.01(12), means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Security of that series at its Maturity;

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of one or more Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

          (5) an event of default, as defined in any indenture or instrument under which the Company or a Principal Subsidiary Bank has at the date of this Indenture or shall hereafter have outstanding any indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000, shall happen and be continuing and such indebtedness shall either have become due and payable by its terms but not been paid or shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable and such payment default shall not be cured or such acceleration shall not be rescinded or annulled within 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, provided, however, that if, prior to a declaration of acceleration of the Maturity of the Securities of any series or the entry of judgment in favor of the Trustee in a suit pursuant to Section 5.03, such event of default under such indenture or instrument shall be remedied or cured by the Company or such Principal Subsidiary Bank or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of Securities of such series;

          (6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Principal Subsidiary bank in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Principal Subsidiary Bank bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Principal Subsidiary Bank under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Principal Subsidiary Bank or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (7) the commencement by the Company or a Principal Subsidiary Bank of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or a Principal Subsidiary Bank in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Principal Subsidiary Bank or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Principal Subsidiary Bank in furtherance of any such action; or

          (8) (A) the appointment by the Office of the Comptroller of the Currency (or other competent government agency having primary regulatory authority over the Principal Subsidiary Bank) under any applicable Federal or state banking, insolvency or other similar law now or hereafter in effect of a receiver, conservator or other similar official for a Principal Subsidiary Bank or for all or substantially all of its assets or (B) the entry of a decree or order in any case or proceeding under any applicable Federal or state banking, insolvency or other similar law now or hereafter in effect adjudging the Principal Subsidiary Bank insolvent or bankrupt, or appointing any receiver, conservator or other similar official for the Principal Subsidiary Bank or for all or substantially all of its assets, or ordering the winding up or liquidation of its affairs;

          (9) (A) the filing by the Principal Subsidiary Bank with the Office of the Comptroller of the Currency (or other competent government agency having primary regulatory authority over the Principal Subsidiary
          Bank) of a notice of voluntary liquidation or other similar action under any applicable Federal or state banking, insolvency or other similar law now or hereafter in effect or (B) the commencement by the Principal Subsidiary Bank of any case or proceeding under any applicable Federal or state banking, insolvency or other similar law now or hereafter in effect to be adjudicated insolvent or bankrupt or seeking the appointment of a receiver, conservator or other similar official for the Principal Subsidiary Bank or for all or substantially all of its assets, or the consent by the Principal Subsidiary Bank to the entry of a decree or order in any case or proceeding under Federal or state banking, insolvency or other similar laws adjudging the Principal Subsidiary Bank insolvent or bankrupt, or appointing any receiver, conservator or other similar official for the Principal Subsidiary Bank or for all or substantially all of its assets, or ordering the winding up or liquidation of its affairs, or the taking of any corporate action by the Principal Subsidiary Bank in furtherance of such action, or

          (10) any other Event of Default provided with respect to Securities of that series.

     Upon receipt by the Trustee of any Notice of Default pursuant to Section
5.01 with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be at the close of business on the date the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 10% in principal amount of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default which is Identical to a Notice of Default which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.01.

     SECTION 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

     If an Event of Default with respect to Outstanding Securities of any series occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such lesser portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the Securities of such series are payable (except as otherwise specified pursuant to Section 301 for the Securities of such series),

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium or Make-Whole Amount, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities.

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07;

               and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (or premium or Make-Whole Amount, if any) Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 5.13.

     No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Upon receipt by the Trustee of any written notice declaring such an acceleration, or rescission and annulment thereof, with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission or annulment thereof as the case may be, that is identical to a written notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.02.

     SECTION 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY
TRUSTEE

     The Company covenants that if:

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days,

          (2) default is made in the payment of the principal of (or premium or Make-Whole Amount, if any) on any Security at the Maturity thereof, or

          (3) default is made in the performance of any covenant or a breach occurs in any warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of one or more Securities other than that series), and such default or breach continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium or Make-Whole Amount, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium or Make-Whole Amount, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Upon receipt by the Trustee of any Notice of Default pursuant to
Section 5.03(3) with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such Notice of Default, which record date shall be at the close of business on the date the Trustee receives such Notice of Default. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date; provided, that unless Holders of at least 10% in principal amount of the Outstanding Securities of such series, or their proxies, shall have joined in such Notice of Default prior to the day which is 90 days after such record date, such Notice of Default shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new Notice of Default which is identical to a Notice of Default which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.03.

     SECTION 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities or any series shall then be due and payable as therein expressed or by declaration or otherwise

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and irrespective of whether the Trustee shall have made any demand on the
Company for the payment of overdue principal premium, Make-Whole Amount, if any or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                    (i) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of such series, of principal (and premium or Make-Whole Amount, if any) or such portion of the principal amount of any series of Original Issue Discount Securities as may be specified in the terms of such series and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07) and of the Holders allowed in such judicial proceeding, and

                    (ii) to collect and receive any moneys or other property
               payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

     SECTION 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and for any other amounts due the Trustee under Section 6.07, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

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     SECTION 5.06 APPLICATION OF MONEY COLLECTED.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium or Make-Whole Amount, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
     6.07;

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium or Make-Whole Amount, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal (and premium or Make-Whole Amount, if any) and interest, respectively, and

          THIRD: The balance, if any, to the Person or Persons entitled thereto.

     SECTION 5.07 LIMITATION ON SUITS.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders, or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

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     SECTION 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM
OR MAKE-WHOLE AMOUNT AND INTEREST.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium or Make-Whole Amount, if any) and (subject to Section 3.07) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 5.09 RESTORATION OF RIGHTS AND REMEDIES.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 5.10 RIGHTS AND REMEDIES CUMULATIVE.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 5.11 DELAY OR OMISSION NOT WAIVER.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 5.12 CONTROL BY HOLDERS.

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that,

          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Upon receipt by the Trustee of any written notice directing the time, method or place of conducting any such proceeding or the exercise of any such trust or power with respect to Securities of a series all or part of which is represented by a Global Security, a record date shall be established for determining Holders of Outstanding Securities of such series entitled to join in such notice, which record date shall be at the close of business on the day the Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain after such record date; provided, that unless Holders of a majority (or, in the case of Section 5.07(2), 25%) in principal amount of the Outstanding Securities of such series shall have joined in such notice prior to the day which is 90 days after such record date, such notice shall automatically and without further action by any Holder be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new notice identical to a notice which has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.12.

     SECTION 5.13 WAIVER OF PAST DEFAULTS.

     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of the Holders of all the Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default,

          (1) in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have waived such default prior to the date which is 90 days after such record date, any such waiver of such default previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

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

     SECTION 5.14 UNDERTAKING FOR COSTS.

     All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     SECTION 5.15 WAIVER OF STAY OR EXTENSION LAWS.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefits or advantages of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantages of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                        ARTICLE SIX - THE TRUSTEE

     SECTION 6.01 CERTAIN DUTIES AND RESPONSIBILITIES.

     The provisions of TIA Section 315 shall apply to the Trustee.

     SECTION 6.02 NOTICE OF DEFAULTS.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 5.01(4)

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

with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

     SECTION 6.03 CERTAIN RIGHTS OF TRUSTEE.

     Subject to the provisions of TIA Section 315(a) through 315(d):

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Vote;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

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          (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture; and

          (i) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 6.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     SECTION 6.05 MAY HOLD SECURITIES.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

     SECTION 6.06 MONEY HELD IN TRUST.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

     SECTION 6.07 COMPENSATION AND REIMBURSEMENT

     The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                                       53
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          (3) to indemnify the Trustee and its agents for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium or Make-Whole Amount, if any) or interest on particular Securities, and the Securities are hereby subordinated to each senior claim.

     SECTION 6.08 DISQUALIFICATION; CONFLICTING INTERESTS.

     The provisions of TIA Section 310(b) shall apply to the Trustee.

     SECTION 6.09 CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

     There shall at all times be a Trustee hereunder which shall be eligible to act under TIA Section 310(a) (i) and shall have a combined capital and surplus of at least $50,000,000. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company, nor any Person or Corporation directly or indirectly controlling, controlled by or under common control with the Company, shall act as Trustee hereunder.

     SECTION 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

          (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

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          (c) The Trustee may be removed at any time with respect to the
Securities of any series by an Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the removal of the Trustee, the Trustee being removed may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

          (d) If at any time:

          (1) the Trustee shall fail to comply with Section 310(b) of the TIA after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

          (2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by or pursuant to a Board Vote may remove the Trustee with respect to all Securities, or (ii) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Vote, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                                       55
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          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series in the manner provided for notices in Section 1.06, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

     SECTION 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

          (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Whenever there is a successor Trustee with respect to one or more (but less than all) series of securities issued pursuant to this Indenture, the terms

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

"Indenture" and "Securities" shall have the meanings specified in the provisos to the respective definitions of those terms in Section 1.01 which contemplate such situation.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) and (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     SECTION 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

     Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; in case any of the Securities shall not have been authenticated by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may authenticate such Securities either in the name of such predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

     The Trustee shall comply with TIA Section 311(a). A Trustee which has resigned or been removed is subject to TIA Section 311(a) to the extent indicated therein.

     SECTION 6.14 APPOINTMENT OF AUTHENTICATING AGENT.

     At any time when any of the Securities remain Outstanding, the Trustee, with the concurrence of the Company, may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly

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furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or Corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section

     Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

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     This is one of the Securities of the series designated herein and issued pursuant to the within-mentioned indenture.

                                                       [TRUSTEE]

                                                       ----------------------,
                                                       As Trustee

                                                       By:
                                                          ----------------------
                                                          Authenticating Agent

                                                       By:
                                                          ----------------------
                                                          Authenticating Agent

     ARTICLE SEVEN - HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 7.01 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

     If the Trustee is not acting as Security Registrar for the Securities of any series, the Company will furnish or cause to be furnished to the Trustee:

          (a) at intervals of no more than six months commencing after the first issue of such series, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such information is furnished, and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

     SECTION 7.02 PRESERVATION OF INFORMATION; COMMUNICATION TO HOLDERS.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by TIA
Section 312(b).

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          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(b).

     SECTION 7.03 REPORTS BY TRUSTEE.

     Within 60 days after May 15 of each year commencing with the later of May 15, 2002 or the first May 15 after the first issuance of Securities pursuant to this Indenture, the Trustee shall transmit by mail to all Holders of Securities as provided in TIA Section 313(c) a brief report dated as of such May 15 if required by TIA Section 313(a). A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

     SECTION 7.04 REPORTS BY COMPANY.

     The Company shall:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

          (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section 7.04 as may be required by rules and regulations prescribed from time to time by the Commission; and

          (4) furnish to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a brief certificate of the Company's principal

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

          executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

    ARTICLE EIGHT-CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     SECTION 8.01 COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

     The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless:

          (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entity shall be a Corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     SECTION 8.02 SUCCESSOR SUBSTITUTED.

     Upon any consolidation of the Company with, or merger by the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

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                   ARTICLE NINE-SUPPLEMENTAL INDENTURES

     SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

     Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Vote, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

          (3) to add any additional Events of Default (and if such Events of Default are to be for the benefit of less than all series of Securities, stating that such Events of Default are being included solely for the benefit of such series); PROVIDED, HOWEVER, that in respect of any such additional Events of Default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the Holders of a majority in aggregate principal amount of that or those series of Securities to which such additional Events of Default apply to waive such default;

          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

          (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding;

          (6) to secure the Securities;

          (7) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01;

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the

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

administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

          (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided such actions shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

          (10) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or premium or Make-Whole Amount, if any, or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, PROVIDED that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; or

          (11) to make provisions with respect to Holders' rights of conversion with respect to any series of Securities pursuant to Article Fifteen.

     Notwithstanding any provision in this Indenture or otherwise, the rights of creditors in respect of General Obligations under this Indenture and otherwise in respect of the Securities may, at any time and from time to time, be reduced or eliminated by a supplemental indenture entered into by the Company and the Trustee, which supplemental indenture will not require the consent of the Holders of Securities or any creditor in respect of General Obligations.

     SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Vote, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or any premium or Make-Whole Amount payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or change any Place of Payment where, or the coin or currency in which, any such Security or any premium or Make-Whole Amount or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of

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     redemption, on or after the Redemption Date) or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders of the Securities;

          (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

          (3) modify any of the provisions of this Section, Section 5.13 or
     Section 10.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 10.09, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(b) and 9.01(8).

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES.

     In executing or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

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     SECTION 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

     SECTION 9.05 CONFORMITY WITH TRUST INDENTURE ACT.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     SECTION 9.06 REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in a form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

     SECTION 9.07 NOTICE OF SUPPLEMENTAL INDENTURES.

     Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security so affected, pursuant to Section 1.06, setting forth in general terms the substance of such supplemental indenture.

                             ARTICLE TEN - COVENANTS

     SECTION 10.01 PAYMENT OF PRINCIPAL, PREMIUM OR MAKE-WHOLE AMOUNT AND INTEREST.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Securities, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature. In the absence of contrary provisions with respect to the Securities of any series, interest on the Securities of any series may, at the option of the Company, be paid by check mailed to the address of the Person entitled thereto as it appears on the Security Register.

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     SECTION 10.02 MAINTENANCE OF OFFICE OR AGENCY.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location and any change in the location of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 10.03 MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium or Make-Whole Amount, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency in which such series of Securities is payable sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium or Make-Whole Amount, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium or Make-Whole Amount, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or Make-Whole Amount or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on Securities of that series in trust for the

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     benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium or Make-Whole Amount, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium or Make-Whole Amount, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium or Make-Whole Amount, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 10.04 EXISTENCE.

     Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, all material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 10.05 MAINTENANCE OF PROPERTIES.

     The Company will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair

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and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 10.06 PAYMENT OF TAXES AND OTHER CLAIMS.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes. assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 10.07 LIMITATIONS ON DISPOSITION OF VOTING STOCK OF PRINCIPAL SUBSIDIARY BANKS.

     Subject to Section 8.01, the Company will not (a) issue, sell or otherwise dispose of any shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank or permit a Principal Subsidiary Bank so to do, (b) permit the merger or consolidation of any Principal Subsidiary Bank with or into any other Corporation or (c) permit the sale or other disposition of all or substantially all of the assets of a Principal Subsidiary Bank if, after giving effect to any such transaction and the issuance of the maximum number of shares of Voting Stock issuable upon the conversion or exercise of all such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank or the successor bank in such merger or consolidation or the bank which acquires such assets, as the case may be.

     SECTION 10.08 RESTRICTIONS ON LIENS.

     The Company will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, Voting Stock of a Principal Subsidiary Bank, owned by the Company, directly or indirectly, without making effective provision whereby the Securities of all series shall be equally and ratably secured, if, treating such pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of Voting Stock issuable upon conversion or exercise of such convertible securities, options, warrants or rights, the Company would own, directly or indirectly, 80% or less of the shares of Voting Stock of such Principal Subsidiary Bank.

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     SECTION 10.09 WAIVER OF CERTAIN COVENANTS.

     The Company may omit in any particular instance to comply with any term provision or condition set forth in Sections 10.04 to 10.07, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived. and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any such term, provision or condition. If a record date is fixed for such purpose, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to waive any such term, provision or condition hereunder, whether or not such Holders remain Holders after such record date; provided, that unless the Holders of not less than a majority in principal amount of the Outstanding Securities of such series shall have waived such term, provision or condition prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                    ARTICLE ELEVEN - REDEMPTION OF SECURITIES

     SECTION 11.01 APPLICABILITY OF ARTICLE.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

     SECTION 11.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

     The election of the Company to redeem Securities of any series shall be evidenced by an Officers' Certificate. The Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of

          (1) such Redemption Date,

          (2) if the Securities of such series have different terms and less than all of the Securities of such series are to be redeemed, the terms of the Securities to be redeemed, and

          (3) if less than all the Securities of such series with identical terms are to be redeemed, the principal amount of such Securities to be redeemed.

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     In the case of any redemption of Securities of any series prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 11.03 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

     If less than all the Securities of like tenor of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of like tenor of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of like tenor of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     SECTION 11.04 NOTICE OF REDEMPTION.

     Notice of redemption shall be given in the manner provided in Section 1.06 not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified by the terms of such series established pursuant to
Section 3.01, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, but failure to give such notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

     All notices of redemption shall state:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all the Outstanding Securities of like tenor of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

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          (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

          (6) that the redemption is for a sinking fund, if such is the case,

          (7) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished,

          (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

          (9) the CUSIP number of such Security, if any, and

          (10) if applicable, that a Holder who desires to convert Securities for redemption must satisfy the requirements for conversion contained in such Securities, the then existing conversion price or rate, the place or places where such Securities may be surrendered for conversion, and the date and time when the option to convert shall expire.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 11.05 DEPOSIT OF REDEMPTION PRICE.

     On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

     If any Securities called for redemption are converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

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     SECTION 11.06 SECURITIES PAYABLE ON REDEMPTION DATE.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.01, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.07.

     If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; PROVIDED, HOWEVER, that interest represented by coupons shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 10.02) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium or Make-Whole Amount, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     SECTION 11.07 SECURITIES REDEEMED IN PART.

     Any Security which is to be redeemed in part shall be surrendered at a Place of Payment for such series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

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                         ARTICLE TWELVE - SINKING FUNDS

     SECTION 12.01 APPLICABILITY OF ARTICLE.

     The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.01 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.02. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

     SECTION 12.02 SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

     The Company (1) may deliver Outstanding Securities of like tenor of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of like tenor of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of like tenor of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     SECTION 12.03 REDEMPTION OF SECURITIES FOR SINKING FUND.

     Not less than 60 days prior to each sinking fund payment date for Securities of like tenor of a series, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of like tenor of that series pursuant to Section 12.02 and, at the time of delivery of such Officers' Certificate, will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.04. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.06 and 11.07.

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                 ARTICLE THIRTEEN - SUBORDINATION OF SECURITIES

     SECTION 13.01 AGREEMENT THAT THE SECURITIES SUBORDINATED TO EXTENT
PROVIDED.

     The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Security likewise covenants and agrees by his acceptance thereof, that any payment of principal of (and premium or Make-Whole Amount, if any) and interest on each and all of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter provided, to the prior payment in full of all Senior Indebtedness of the Company.

     SECTION 13.02 COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO SECURITIES IN CERTAIN CIRCUMSTANCES.

     No payment of principal of (or premium or Make-Whole Amount, if any) or interest on the Securities shall be made and no Holder of the Securities shall be entitled to demand or receive any such payment (i) unless all amounts then due for principal of (and premium or Make-Whole Amount, if any) and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) an all Senior Indebtedness of the Company have been paid in full or duly provided for, or (ii) if, at the time of such payment or immediately after giving effect thereto, there shall exist with respect to any such Senior Indebtedness any event of default permitting the holders thereof to accelerate the maturity thereof at any event which, with notice or lapse of time or both, would become such an event of default.

     SECTION 13.03 SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS OF THE COMPANY ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE COMPANY; SUBROGATION.

     Upon any distribution of the assets of the Company in connection with dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), the holders of Senior Indebtedness of the Company shall first be entitled to receive payment in full in accordance with the terms of such Senior indebtedness of the principal thereof ( and premium or Make-Whole Amount, if any) and the interest due thereon (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, or similar law now or hereafter in effect) before the Holders of the Securities are entitled to receive any payment upon the principal thereof (and premium or Make-Whole Amount, if any) or interest thereon; and, upon any such dissolution, winding up. liquidation or reorganization. any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be made by the liquidating trustee or agent or other person making such payment or

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distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness of the Company or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium or Make-Whole Amount, if any) and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency, a similar law now or hereafter is effect) on the Senior Indebtedness of the Company held or represented by each, to the extent necessary to pay in full all such Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     If the Holders of the Securities or any of them, shall fail to file a proper claim in the form required in any proceeding referred to in the first paragraph of this Section, prior to 30 days before the expiration of the time to file such claim or claims, and if the Trustee shall likewise fail, prior to 15 days before the expiration of the time to file such claim or claims, pursuant to the authority granted to the Trustee pursuant to the provisions of Sections 5.03 and 5.04, then the holders of Senior Indebtedness of the Company are hereby authorized to file an appropriate claim or claims for and on behalf of the Holders of the Securities in the form required in any such proceeding.

     In the event that, notwithstanding the foregoing, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee, the Paying Agent or the Holders of the Securities before all Senior Indebtedness of the Company is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness of the Company remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision thereof) to the holders of such Senior Indebtedness.

     Subject to the payment in full of all Senior Indebtedness of the Company, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Securities shall be paid in full and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article or of payments over, pursuant to the provisions of this Article, to the holders of such Senior Indebtedness by the Holders of the Securities or the Trustee shall, as between the Company, its creditors other than the holders of such Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the

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Holders of the Securities, on the one hand, and the holders of the Senior
Indebtedness of the Company, on the other hand.

     The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company within the meaning of this Article. The Trustee, subject to the provisions of Section 6.01, shall be entitled to assume that no such event has occurred and shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or the taking of any other action by the Trustee, unless the Company or any one or more holders of Senior Indebtedness (or any one or more creditors in respect of General Obligations) or any trustee therefor who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder of Senior Indebtedness (or creditor in respect General Obligations) or trustee has given written notice thereof to a Responsible Officer of the Trustee at its Corporate Trust Office. Upon any distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness (and the creditors in respect of General Obligations), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, and the Trustee, subject to the provisions of Article Six, and the Holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness (and the creditors in respect of General Obligations), the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person, as a holder of Senior Indebtedness (or a creditor in respect of General Obligations), to participate in any payment or distribution pursuant to this Section, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior indebtedness (or General Obligations) held by such person, as to the extent to which such person is entitled to participation in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

     SECTION 13.04 OBLIGATION OF THE COMPANY UNCONDITIONAL.

     Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium or Make-Whole Amount, if any) and interest (including interest accruing subsequent to the commencement of any proceeding for the bankruptcy or reorganization of the Company under any applicable bankruptcy, insolvency or similar law now or hereafter in effect) on the Securities as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company, other than the holders of Senior

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Indebtedness (and, in the case of Section 13.14, other than creditors in respect of General Obligations), nor shall anything herein or therein prevent the Trustee or the Holder of any Securities from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness (and the rights, if any, under Section 13.14 of creditors in respect of General Obligations) in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     SECTION 13.05 NO FIDUCIARY DUTY TO HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY.

     Notwithstanding anything to the contrary in this Article, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (or creditors in respect of General Obligations), and shall have no duties to such holders of Senior Indebtedness (or creditors in respect of General Obligations), except as expressly set forth in this Article and no implied covenants or obligations shall be read into this Indenture against the Trustee. The Trustee shall not be liable to holders of Senior Indebtedness (or creditors in respect of General Obligations) if it shall mistakenly pay over or distribute to or on behalf of Holders of Securities or the Company monies or assets to which any holders of Senior Indebtedness (or creditors in respect of General Obligations) shall be entitled by virtue of this Article.

     SECTION 13.06 NOTICE TO TRUSTEES OF FACTS PROHIBITING PAYMENTS.

     Notwithstanding any of the provisions of this Article or any other provision of this Indenture (other than Section 6.01), the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or from one or more holders of Senior Indebtedness (or from one or more creditors in respect of General Obligations) or from any trustee therefor who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder (or creditor in respect of General Obligations) or trustee; and, prior to the receipt of any such written notice, the Trustee shall be entitled, subject to
Section 6.01, in all respects to assume that no such facts exist; provided, that, if prior to the fifth business day preceding the date upon which by the terms hereof any such moneys may become payable for any purpose, or in the event of the execution of an instrument pursuant to Section 4.01 acknowledging satisfaction and discharge of this Indenture, then if prior to the second business day preceding the date of such execution, the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee may, in its discretion, receive such moneys and/or apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it on or after such date; provided, however, no such application shall affect the obligations under this Article of the persons receiving such moneys from the Trustee.

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     SECTION 13.07 APPLICATION BY TRUSTEE OF MONEYS DEPOSITED WITH IT.

     Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee or any paying agent (whether or not in trust) for the payment of the principal of (or premium or Make-Whole Amount, if any) or interest on for any Securities shall, except as provided in Section 13.06, be subject to the provisions of Sections 13.01, 13.03 and 13.03.

     SECTION 13.08 SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS (OR CREDITORS IN RESPECT OF GENERAL OBLIGATIONS).

     No right of any present or future holders of any Senior Indebtedness (or any present or future creditors in respect of General Obligations) to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of Senior Indebtedness (or such creditor in respect of General Obligations), or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder of Senior Indebtedness (or any such creditor in respect of General Obligations) may have or be otherwise charged. The holders of Senior Indebtedness (and creditors of General Obligations) may at any time or from time to time and in their absolute discretion change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness (or any such General Obligation), or amend or supplement any instrument pursuant to which any such Senior Indebtedness (or any such General Obligation) is issued or by which it may be secured, or release any security therefor. or exercise or refrain from exercising any other of their rights under the senior Indebtedness (or the General Obligation), including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders of the Securities or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders of the Securities under this Article.

     SECTION 13.09 AUTHORIZATION OF TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

     Each Holder of a Security, by such Holder's acceptance thereof, authorizes and expressly directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities and the holders of Senior Indebtedness (and creditors in respect of General Obligations), the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     SECTION 13.10 RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS OF THE COMPANY (OR TO BE A CREDITOR IN RESPECT OF GENERAL OBLIGATIONS OF THE COMPANY).

     The Trustee shall be entitled to all of the rights set forth in this
Article in respect of any Senior Indebtedness (or General Obligations) of the Company at any time held by it or owed to it

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to the same extent as any other holder of such Senior Indebtedness (or creditor in respect of such General Obligations), and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder (or creditor in respect of such General Obligations).

     SECTION 13.11 ARTICLE THIRTEEN NOT TO PREVENT EVENTS OF DEFAULT.

     The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a default, a Default or an Event of Default.

     SECTION 13.12 ARTICLE APPLICABLE TO PAYING AGENTS.

     In case at any time Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such Paying Agent as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 13.06 and 13.10 shall not apply to the Company if it acts as Paying Agent hereunder.

     SECTION 13.13 TRUSTEE COMPENSATION NOT PREJUDICED.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 6.07.

     SECTION 13.14 PAYMENT OF PROCEEDS IN CERTAIN CASES.

          (1) Upon any distribution of the assets of the Company in connection with dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise), the provisions of
     Section 13.03 shall be given effect to determine the amount of cash, property or securities which may be payable or deliverable as between the holders of Senior Indebtedness, on the one hand, and the Holders of Securities, on the other hand.

          (2) If, after giving effect to the provisions of Section 13.03, any amount of cash, property or securities shall be available for payment or distribution in respect of the Securities ("Excess Proceeds"), and any creditors in respect of General Obligations shall not have received payment in full of all amounts due or to become due on or in respect of such General Obligations, then such Excess Proceeds shall first be applied (ratably with any amount of cash, property or securities available for payment or distribution in respect of any other indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of General Obligations) to pay or provide for the payment of the General Obligations remaining unpaid, to the extent necessary to pay all such General Obligations in full, after giving effect to any concurrent payment or distribution to or for creditors in respect of General Obligations. Any Excess Proceeds remaining after the payment (or provision for

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          payment) in full of all General Obligations shall be available for payment or distribution in respect of the Securities.

          (3) In the event that, notwithstanding the foregoing provisions of subsection (b) of this Section, upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee, the Paying Agent or the Holders of the Securities before all General Obligations are paid in full or payment thereof duly provided for, subject to any obligation that the Trustee or such Holder may have pursuant to Section 13.03, such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for payment in accordance with subsection (b).

          (4) Subject to the payment in full of all General Obligations, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms provides for the payment over of amounts corresponding to Excess Proceeds to creditors in respect of such General Obligations and is entitled to like rights of subrogation) to the rights of the creditors in respect of such General Obligations to receive payments and distributions of cash, property and securities applicable to such General Obligations until the Securities shall be paid in full, and none of the payments or distributions to creditors in respect of such General Obligations to which Holders of the Securities or the Trustee would be entitled except for the provisions of this Section and no payments over, pursuant to the provisions of this Section, to creditors in respect of such General Obligations by Holders of Securities or the Trustee, shall, as among the Company, its creditors other than creditors in respect of such General Obligations, and the Holders of Securities, be deemed to be a payment or distribution by the Company to or on account of such General Obligations.

          (5) The provisions of subsections (b), (c) and (d) of this Section are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the creditors in respect of General Obligations, on the other hand, after giving effect to the rights of the holders of Senior Indebtedness, as provided in this Article. Nothing contained in subsections (b), (c) and (d) of this Section is intended to or shall affect the relative rights against the Company of the Holders of the Securities and (1) the holders of Senior Indebtedness or
     (2) other creditors of the Company other than creditors in respect of General Obligations.

     SECTION 13.15 AUTOMATIC TERMINATION.

     Upon the occurrence of a Termination Event, the Company will promptly notify the Trustee and the following provisions of this Indenture shall immediately and automatically terminate, be null and void ab initio and have no further effect: the definitions of "Excess Proceeds" and "General Obligations"; clause (d) of Section 1.11; the third paragraph of Section 2.03; the last paragraph of Section 9.01; all language in each parenthetical containing the words

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"General Obligations" in Sections 13.03, 13.04, 13.05, 13.06,13.08, 13.09
and 13.10; and Section 13.14. The Trustee shall have the right at any time to request that the Company supply it with an Opinion of Counsel as to whether a Termination Event shall have occurred.

             ARTICLE FOURTEEN -- DEFEASANCE AND COVENANT DEFEASANCE

     SECTION 14.01 APPLICABILITY OF ARTICLE; COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. If, pursuant to Section 301, provision is made for either or both of (a) Defeasance of the Securities of or within a series under Section 14.02 or (b) Covenant Defeasance of the Securities of or within a series under Section 14.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article (with such modifications thereto as may be specified pursuant to Section 301 with respect to any Securities), shall be applicable to such Securities and any coupons appertaining thereto, and the Company may at its option by Board Vote, at any time, with respect to such Securities and any coupons appertaining thereto, elect to have Section 14.02 (if applicable) or Section 14.03 (if applicable) be applied to such Outstanding Securities and any coupons appertaining thereto upon compliance with the conditions set forth below in this Article.

     SECTION 14.02 DEFEASANCE AND DISCHARGE. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any coupons appertaining thereto on the date the conditions set forth in Section 14.04 are satisfied (hereinafter, "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Outstanding Securities and any coupons appertaining thereto, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 14.05 and the other Sections of this Indenture referred to in clauses (A) and (B) below, and to have satisfied all of its other obligations under such Securities and any coupons appertaining thereto and this Indenture insofar as such Securities and any coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Securities and any coupons appertaining thereto to receive, solely from the trust fund described in Section 14.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 3.05, 3.06, 10.02 and 10.03, and the Company's obligations under Section 606 hereof (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section notwithstanding the prior exercise of its option under Section 14.03 with respect to such Securities and any coupons appertaining thereto.

     SECTION 14.03 COVENANT DEFEASANCE. Upon the Company's exercise of the above option applicable to this Section with respect to any Securities of or within a series, the Company shall be released from its obligations under Sections 10.04 to 10.09, inclusive, and, if specified pursuant to Section 3.01, its obligations under any other covenant contained herein or in any

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indenture supplemental hereto, with respect to such Outstanding Securities and any coupons appertaining thereto on and after the date the conditions set forth in Section 14.04 are satisfied (hereinafter, "Covenant Defeasance"), and such Securities and any coupons appertaining thereto shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with Sections 10.04 to 10.09, inclusive, or such other covenant, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to such Outstanding Securities and any coupons appertaining thereto, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or such other covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or such other covenant or by reason of reference in any such Section or such other covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.01(4) or 5.01(8) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Securities and any coupons appertaining thereto shall be unaffected thereby.

     SECTION 14.04 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of Section 14.02 or Section
14.03 to any Outstanding Securities of or within a series and any coupons appertaining thereto:

          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.07 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any coupons appertaining thereto, (1) an amount in such currency, currencies or currency unit in which such Securities and any coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and coupons appertaining thereto (determined on the basis of the currency, currencies or currency unit in which such Securities and coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment of principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Securities and any coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium or Make-Whole Amount, if any) and interest, if any, on such Outstanding Securities and any coupons appertaining thereto on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any coupons appertaining thereto on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any coupons appertaining thereto.

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          (b) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

          (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any coupons appertaining thereto shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.01(6) and 5.01(7) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (d) In the case of an election under Section 14.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

          (e) In the case of an election under Section 14.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

          (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the Defeasance under Section 14.02 or the Covenant Defeasance under
Section 14.03 (as the case may be) have been complied with and an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (a) above and the related exercise of the Company's option under
Section 14.02 or Section 14.03 (as the case may be), registration is not required under the Investment Company Act of 1940, as amended, by the Company, with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under said Act have been effected.

          (g) Notwithstanding any other provisions of this Section, such Defeasance or Covenant Defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

          (h) The payment of amounts payable to the Trustee pursuant to this Indenture shall be paid or provided for to the reasonable satisfaction of the Trustee.

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     SECTION 14.05 DEPOSITED MONEY AND GOVERNMENT OBLIGATIONS TO BE HELD IN
TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to the provisions of the last paragraph of Section 10.03, all money and Government Obligations (or other property as may be provided pursuant to Section 3.01) (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 14.05, the "Trustee") pursuant to
Section 14.04 in respect of any Outstanding Securities of any series and any coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium or Make-Whole Amount, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

     Unless otherwise specified with respect to any Security pursuant to
Section 3.01, if, after a deposit referred to in Section 14.04(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 301 or the terms of such Security to receive payment in a currency or currency unit other than that in which the deposit pursuant to Section 14.04(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the currency or currency unit in which the deposit pursuant to Section 14.04(a) has been made, the indebtedness represented by such Security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any), and interest, if any, on such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the currency or currency unit in which such Security becomes payable as a result of such election or Conversion Event based on the applicable market exchange rate for such currency or currency unit in effect on the second Business Day prior to each payment date, except, with respect to a Conversion Event, for such currency or currency unit in effect (as nearly as feasible) at the time of the Conversion Event.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 14.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any coupons appertaining thereto.

     Anything in this Article to the contrary notwithstanding, subject to
Section 6.06, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 14.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

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             ARTICLE FIFTEEN -- MEETINGS OF HOLDERS OF SECURITIES

     SECTION 15.01 PURPOSES FOR WHICH MEETINGS MAY BE CALLED. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series.

     SECTION 15.02 CALL, NOTICE AND PLACE OF MEETINGS.

          (a) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 20 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Vote, or the Holders of at least 25% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 20 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

     SECTION 15.03 PERSONS ENTITLED TO VOTE AT MEETINGS. To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     SECTION 15.04 QUORUM; ACTION. The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; PROVIDED, HOWEVER, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Securities of a series, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined

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by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at the reconvening of any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting adjourned or further adjourned for lack of a quorum, the persons entitled to vote 25% in aggregate principal amount of the then Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.02(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.

     Except as limited by the proviso to Section 902, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted by the affirmative vote of the persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities represented at such meeting; PROVIDED, HOWEVER, that, except as limited by the proviso to Section 902, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series.

     Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the related coupons, whether or not present or represented at the meeting.

     Notwithstanding the foregoing provisions of this Section 15.04, if any action is to be taken at a meeting of Holders of Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage in principal amount of all Outstanding Securities affected thereby, or of the Holders of such series and one or more additional series:

               (A) there shall be no minimum quorum requirement for such meeting; and

               (B) the principal amount of the Outstanding Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under this Indenture.

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     SECTION 15.05 DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF
MEETINGS.

          (a) Notwithstanding any provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of a series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104 or by having the signature of the Person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 104 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

          (b) The Trustee shall, by an instrument in writing appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.02(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

          (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of the Outstanding Securities of such series held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

          (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 15.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting, and the meeting may be held as so adjourned without further notice.

     SECTION 15.06 COUNTING VOTES AND RECORDING ACTION OF MEETINGS. The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original

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reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the fact, setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.02 and, if applicable, Section 15.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                   ARTICLE SIXTEEN -- CONVERSION OF SECURITIES

     SECTION 16.01 APPLICABILITY OF ARTICLE; CONVERSION PRIVILEGE AND CONVERSION PRICE.

     Securities of any series which are convertible shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article. Subject to and upon compliance with the provisions of this Article, at any time during the period specified in the Securities, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption, in which case such conversion right shall terminate on the date such default is cured.

     The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") of Securities of any series shall be specified in such Securities. The Conversion Price shall be adjusted in certain instances as provided in Section 16.04.

     In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (4) of Section 16.04, the Holder of each Security, upon the conversion thereof pursuant to this Article subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution pursuant to paragraph (4) of Section 16.04, shall be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidence of indebtedness, shares of Capital Stock or assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Vote filed with the Trustee) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Vote filed with the Trustee). If any conversion of a Security entitled to the benefits

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described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Vote filed with the Trustee) to distribute to such Holder a due bill for the evidences of indebtedness, shares of Capital Stock or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded, and (ii) requires payment or delivery of such evidences of indebtedness or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

     SECTION 16.02 EXERCISE OF CONVERSION PRIVILEGE.

     In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 1002, accompanied by written notice to the Company at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted and shall comply with any additional requirements set forth in such Security. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities the Maturity of which is prior to such Interest Payment Date) be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion and such interest shall be paid on such Interest Payment Date as provided in Section 307. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     The Company's delivery to the Holder of the fixed number of shares of the Common Stock of the Company (and any cash in lieu of any fractional share of Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest and original issue discount that has not previously been paid. The shares of Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and original issue discount and then in payment of principal. Thus, accrued interest and original issue discount shall be treated as paid, rather than canceled, extinguished or forfeited.

     Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of

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full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 16.03.

     In the case of any Security which is converted in part only, as promptly as practicable on or after the conversion date the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof (or the Depositary in the case of a Global Security), at the expense of the Company, a new Security or Securities, of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

     SECTION 16.03 FRACTIONS OF SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (rounded to the nearest cent) in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

     SECTION 16.04 ADJUSTMENT OF CONVERSION PRICE.

     The Conversion Price shall be subject to adjustment from time to time as follows:

                    (i) If the Company pays or makes a dividend or other distribution (a) on its Common Stock exclusively in Common Stock or
          (b) on any other class of Capital Stock of the Company, which dividend or distribution includes Common Stock of the Company, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution (the "Dividend Record Date") shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Dividend Record Date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution. Such reduction shall become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

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                    (ii) Subject to paragraph (6) of this Section, if the
          Company pays or makes a dividend or other distribution on its Common Stock consisting exclusively of Short Term Rights (as defined below), or otherwise issues Short Term Rights to all holders of its Common Stock, the Conversion Price in effect at the opening of business on the day following the record date for the determination of holders of Common Stock entitled to receive such Short Term Rights (the "Rights Record Date") shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Rights Record Date plus the number of shares of Common Stock of the Company which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock of the Company outstanding at the close of business on the Rights Record Date plus the number of shares of Common Stock so offered for subscription or purchase. Such reduction shall become effective immediately after the opening of business on the day following the Rights Record Date. For the purposes of this paragraph (2), the number of shares of Common Stock of the Company at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock of the Company. The Company shall not issue any rights, options or warrants in respect of shares of its Common Stock held in the treasury of the Company. When used in this Section 16.04, the term "Short Term Rights" shall mean rights, warrants or options entitling the holders thereof (for a period commencing no earlier than the Rights Record Date and expiring not more than 45 days after the Rights Record Date) to subscribe for or purchase shares of Common Stock of the Company at a price per share less than the current market price per share (determined as provided in paragraph (7) of this Section 16.04) of the Common Stock of the Company on the Rights Record Date.

                    (iii) In case outstanding shares of Common Stock of the Company shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                    (iv) Subject to the last sentence of this paragraph (4) of this Section, if the Company, by dividend or otherwise, (a) distributes to all holders of its Common Stock evidences of its indebtedness, shares of any class of Capital Stock of the Company or other assets (other than cash dividends out of current or retained earnings), or (b) distributes to substantially all holders of Common Stock

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          rights or warrants to subscribe for securities (other than Short Term
          Rights to which paragraph (2) of this Section 16.04 applies), the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (7) of this Section 16.04) of the Common Stock of the Company on the Reference Date (as defined below) less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Vote filed with the Trustee), on the Reference Date, of the portion of the evidences of indebtedness and other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (collectively, the "Market Value of the Distribution") and the denominator shall be such current market price per share of the Common Stock of the Company. Such reduction shall become effective immediately prior to the opening of business on the day (the "Reference Date") following the later of (a) the date fixed for the payment of such distribution and (b) the date 20 days after notice relating to such distribution is required to be given pursuant to Section 16.06(a). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (7) of this
          Section 16.04. In the event that, with respect to any distribution to which this paragraph (4) of Section 16.04 would otherwise apply, the Market Value of the Distribution is greater than the current market price per share of the Common Stock (such distribution being referred to herein as an "Unadjusted Distribution"), then the adjustment provided by this paragraph (4) shall not be made and in lieu thereof the provisions of Section 16.11 shall apply with respect to such Unadjusted Distribution.

                    (v) The Company may, but shall not be required to, make such reductions in the Conversion Price, in addition to those required by paragraphs (1), (2), (3), and (4) of this Section 16.04, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients. In addition, the Company, from time to time, may decrease the Conversion Price by any amount and for any reason, temporarily or otherwise, including situations where the Board of Directors determines such decrease to be fair and appropriate with respect to transactions in which holders of Common Stock have the right to participate.

                    (vi) Rights or warrants issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock or Preferred Stock, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued or distributed in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Events"), shall for purposes of this Section 16.04 not be deemed issued or distributed until the occurrence of the earliest

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          Trigger Event. Each share of Common Stock issued upon conversion of
          Securities pursuant to this Article shall be entitled to receive the appropriate number of Common Stock purchase rights (the "Rights"), if any, and the certificates representing the Common Stock issued upon conversion shall bear such legends, if any. Notwithstanding anything to the contrary in this Article, there shall not be any adjustment to the Conversion Price as a result of (i) the distribution of separate certificates representing the Rights; (ii) the occurrence of certain events entitling holders of Rights to receive, upon exercise thereof, Common Stock or other securities of the Company or other securities of another corporation; or (iii) the exercise of such Rights. No adjustment in the Conversion Price need be made for rights to purchase or the sale of Common Stock pursuant to a Company plan providing for reinvestment of dividends or interest.

                    (vii) For the purpose of any computation under paragraph
          (2), (4) or (5) of this Section 16.04, the "current market price" per share of Common Stock of the Company on any date shall be deemed to be the average of the daily Closing Prices for the 15 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before, and ending not later than, the date in question.

                    (viii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments which by reason of this paragraph (8) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock, as the case may be.

                    (ix) Anything herein to the contrary notwithstanding, in the event the Company shall declare any dividend or distribution requiring an adjustment in the Conversion Price hereunder and shall, thereafter and before the payment of such dividend or distribution to stockholders, legally abandon its plan to pay such dividend or distribution, the Conversion Price then in effect hereunder, if changed to reflect such dividend or distribution, shall upon the legal abandonment of such plan be changed to the Conversion Price which would have been in effect at the time of such abandonment (after giving effect to all other adjustments not so legally abandoned pursuant to the provisions of this Article) had such dividend or distribution never been declared.

                    (x) Notwithstanding any other provision of this Section 16.04, no adjustment to the Conversion Price shall reduce the Conversion Price below the then par value per share of the Common Stock of the Company, and any such purported adjustment shall instead reduce the Conversion Price to such par value. Notwithstanding the foregoing sentence, the Company hereby covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price.

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                    (xi) In the event that this Article requires adjustments to the Conversion Price under more than one of paragraphs (1), (2), (3) or (4) of this Section 16.04, and the record or effective dates for the transaction giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying (to the extent they are applicable), first, the provisions of paragraph (3) of this Section 16.04, second, the provisions of paragraph (1) of this
          Section 16.04, third, the provisions of paragraph (4) of this Section
          16.04 and, fourth, the provisions of paragraph (2) of this Section
          16.04. Anything herein to the contrary notwithstanding, no single event shall require or result in duplicative adjustments in the Conversion Price pursuant to this Section 16.04. After an adjustment to the Conversion Price under this Article, any subsequent event requiring an adjustment under this Article shall cause an adjustment to the Conversion Price as so adjusted. If, after an adjustment, a Holder of a Security upon conversion of such Security receives shares of two or more classes of Capital Stock of the Company, the Conversion Price shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article with respect to the Common Stock in this Article.

     SECTION 16.05 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

     Whenever the Conversion Price is adjusted as herein provided:

                    (i) the Company shall compute the adjusted Conversion Price in accordance with Section 16.04 or Section 16.11 and shall prepare an Officer's Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of any Securities pursuant to Section 1002; and

                    (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

     SECTION 16.06 NOTICE OF CERTAIN CORPORATE ACTION.

          In case:
                    (i) the Company shall take any action that would require a Conversion Price adjustment pursuant to Section 16.04 or Section 16.11; or

                    (ii) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party, or the sale, transfer or lease of all or substantially all of the assets of the

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          Company and for which approval of any stockholders of the Company is required; or

                    (iii) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 10 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     SECTION 16.07 COMPANY TO RESERVE COMMON STOCK.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, a number of shares of Common Stock for the conversion of all outstanding Securities of any series which is convertible into Common Stock.

     SECTION 16.08 TAXES ON CONVERSION.

     The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     SECTION 16.09 COVENANTS AS TO COMMON STOCK.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be duly and validly issued, fully paid and nonassessable, free of preemptive or any similar rights, and, except as provided in Section 16.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national

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securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

     SECTION 16.10 CANCELLATION OF CONVERTED SECURITIES.

     All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.09.

     SECTION 16.11 PROVISIONS IN CASE OF CONSOLIDATION, MERGER OR SALE OF ASSETS; SPECIAL DISTRIBUTIONS.

     If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Person formed by such consolidation or resulting from such merger or which acquires such properties or assets, as the case may be, shall as a condition precedent to such transaction execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in
Section 16.01, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale, transfer or lease; provided that the kind and amount of securities, cash and other property so receivable shall be determined on the basis of the following assumptions. The holder of Common Stock referred to in the foregoing sentence:

                    (i) is not (a) a Person with which the Company consolidated,
          (b) a Person into which the Company merged or which merged into the Company, or (c) a Person to which such sale, transfer or lease was made (any Person described in the foregoing clauses (a), (b), or (c), hereinafter referred to as a "Constituent Person"), or (d) an Affiliate of a Constituent Person; and

                    (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale transfer or lease is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised, then for the purpose of this Section 16.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger,

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          sale, transfer or lease shall be deemed to be the kind and amount so receivable per share by a plurality of such shares of Common Stock).

     Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such consolidation, merger, sale transfer or lease the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale, transfer or lease then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The above provisions of this Section 16.11 shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

     In the event the Company shall execute a supplemental indenture pursuant to this Section 16.11, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale, transfer or lease and any adjustment to be made with respect thereto.

     If the Company makes a distribution to all holders of its Common Stock that constitutes an Unadjusted Distribution pursuant to the last sentence of paragraph (4) of Section 16.04, then, from and after the record date for determining the holders of Common Stock entitled to receive such distribution (the "Distribution Record Date"), a Holder of a Security who converts such Security in accordance with the provisions of this Indenture shall, upon conversion, be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of evidences of indebtedness, shares of Capital Stock, or other assets or subscription rights or warrants, as the case may be, comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the Distribution Record Date.

     SECTION 16.12 TRUSTEE ADJUSTMENT DISCLAIMER; COMPANY DETERMINATION FINAL.

     The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 16.11 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article. Any determination that the Company or the Board of Directors must make pursuant to this Article is conclusive, absent manifest error.

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     SECTION 16.13 WHEN NO ADJUSTMENT REQUIRED.

          (a) Except as expressly set forth in Section 16.04, no adjustment in the Conversion Price shall be made because the Company issues, in exchange for cash, property or services, shares of its Common Stock, or any securities convertible into or exchangeable for shares of its Common Stock, or securities (including warrants, rights and options) carrying the right to subscribe for or purchase shares of its Common Stock or such convertible or exchangeable securities.

          (b) Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made pursuant to Section 16.04 in respect of any dividend or distribution if the Holders may participate therein (on a basis to be determined in good faith by the Board of Directors) and receive the same consideration they would have received if they had converted the Securities immediately prior to the record date with respect to such dividend or distribution.

     SECTION 16.14 EQUIVALENT ADJUSTMENTS.

          In the event that, as a result of an adjustment made pursuant to
Section 16.04 above, the holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article.

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         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                                   BOSTON PRIVATE FINANCIAL
                                                   HOLDINGS, INC.

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

Attest:

-------------------------
Name:
Title:

[SEAL]

                                                   -------------------------

                                                   By:
                                                      -------------------------
                                                   Name:
                                                   Title:

Attest:

-------------------------
Name:
Title:

[SEAL]

                                       99